EXHIBIT 10.6.3
--------------

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT, dated as of December 4, 2000, is entered into by and between STRATUS SERVICES GROUP, INC., a Delaware corporation, with headquarters located at 500 Craig Road, Manalapan, New Jersey (the "Company"), and the purchasers who are or become a party hereto by executing a signature page prior to the Closing, as defined herein ("Buyer Signature Page") in the form of Exhibit A hereto (individually the "Buyer" and collectively, the "Buyers").

                              W I T N E S S E T H:

      WHEREAS, the Company and the Buyers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, INTER ALIA, by Rule 506 under Regulation D ("Regulation D" as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

      WHEREAS, the Buyers wish to purchase, upon the terms and subject to the conditions of this Agreement, 6% Convertible Debentures, due December 1, 2005 (the "Debentures"), of the Company which will be convertible into shares of Common Stock, $0.01 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Debentures, and, in the case of a certain Buyer, certain Common Stock purchase warrants (further described herein) (the "Warrants") (the Common Stock, the Debentures and the Warrants sometimes referred to herein as the "Securities"), and subject to acceptance of this Agreement by the Company;

      WHEREAS, the Debentures being subscribed for pursuant to this Agreement comprise part of a duly authorized issue of up to $2,000,000 of the Debentures;

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    AGREEMENT TO PURCHASE; PURCHASE PRICE.

      (a) PURCHASE. Each Buyer hereby subscribes to purchase from the Company, the Debentures, in the principal amount set forth below the name of the Buyer on the Buyer Signature Page hereto, out of a total offering of up to $3,000,000 aggregate principal amount of Debentures, and having the terms and conditions and being in the form attached hereto as Annex I. The purchase price for the Debentures shall be equal to the principal amount of the Debentures as set forth on the Buyer Signature Page and shall be payable in United States Dollars.

      (b) FORM OF PAYMENT. Each Buyer shall pay the purchase price for the Debentures by delivering immediately available good funds in United States Dollars to the Company in an amount equal to the principal amount of Debentures being so purchased. Concurrently with the payment by the Buyer to the Company of the purchase price of the Debentures and the acceptance of the Buyer's subscription by the Company, the Company shall deliver the Debentures duly executed on behalf of the Company to the Buyer.

      (c) CLOSING. The closing of the purchase and sale of the Debentures shall take place at the offices of the Company or such other place as the Company and the applicable Buyer shall agree on the date that the Company accepts this subscription (the "Closing Date"), which in no event shall be later than December 8, 2000. No closing shall occur unless irrevocable subscriptions for $2,000,000 aggregate principal amount of Debentures are received and accepted. The Company reserves the right to reject this subscription for any reason whatsoever.

2.    BUYER REPRESENTATIONS, WARRANTIES, ETC.

      Each Buyer severally represents and warrants to, and covenants and agrees with, the Company as follows:

      (a) Without limiting such Buyer's right to sell the Common Stock pursuant to the Registration Statement (as defined below), the Buyer is purchasing the Debentures and will be acquiring the shares of Common Stock issuable upon conversion of the Debentures for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

      (b) Such Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act, and (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities;

      (c) All subsequent offers and sales of the Debentures and the shares of Common Stock issuable upon conversion of, or issued as dividends on, the Debentures (the

            "Shares" or "Common Stock") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration;

      (d) Such Buyer understands that the Debentures are being offered and sold, and the Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Debentures and to receive an offer of the Shares;

      (e) Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debenture and the offer of the Shares which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Prospectus dated April 26, 2000, (2) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000,
            (3) the Company's Report on Form 8-K filed with the SEC on June 30, 2000 and (4) the Company's Report on Form 8-K/A filed with the SEC on August 30, 2000 (the "Company's SEC Documents"). No such investigation shall impair such Buyer's ability to rely upon the Company's representations and warranties herein.

      (f) The Buyer understands that its investment in the Securities involves a high degree of risk;

      (g) The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

      (h) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

      (i) Neither such Buyer, nor any affiliate of such Buyer, will enter into, any put option, short position, or other similar position with respect to the Debentures or the Shares.

3.    COMPANY REPRESENTATIONS, ETC.

      The Company represents and warrants to the Buyers that:

      (a) REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material and adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and traded on the Nasdaq Stock Market/SmallCap Market. The Company shall promptly provide to Buyer copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on the Nasdaq Stock Market/SmallCap Market.

      (b) CAPITALIZATION. The number of authorized, issued and outstanding shares of capital stock of the Company is set forth in SCHEDULE 3
            (b). The Company does not have any Subsidiaries. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the securities of the Company or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of the Agreement, the Registration Rights Agreement, the Debentures and the Warrant (the "Transaction Documents"). Except as a result of the purchase and sale of the Debentures and the Warrants and except as disclosed in
            SCHEDULE 3 (b), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Debentures, Warrants or Underlying Shares (as hereinafter defined) will not obligate the Company to issue shares of Common Stock or other securities to any Person other than the Buyers and will not result in a right of any holder of Company securities to adjust the exercise or conversion or reset price under such securities.

      (c) AUTHORIZED SHARES. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Debentures. The

            Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

      (d) SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and each of the Registration Rights Agreement, the form of which is attached hereto as Annex II (the "Registration Rights Agreement"), the Debentures and the Warrants and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the Registration Rights Agreement, the Debentures and the Warrants, when executed and delivered by the Company, will be, valid and binding agreements and obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally;.

      (e) NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein or impair the ability of the Company to timely comply with its obligations under the Transaction Documents. The Company is not in violation of any laws, governmental orders, rules, regulations or ordinances to which its property, real, personal, mixed, tangible or intangible, or its businesses related to such properties, are subject.

      (f) APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

      (g) SEC DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and the Company has, except as set forth in Schedule 3(g), timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC under the Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company, through its agent, has delivered to the Buyer true and complete copies of the SEC Documents (except for exhibits and incorporated documents). The Company has not provided to the Buyer any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

            As of their respective dates, the SEC Documents complied in all material respects with the requirements or the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      (h) ABSENCE OF CERTAIN CHANGES. Since June 30, 2000, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company other than as may have been disclosed in the SEC Documents.

      (i) FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) or as disclosed in the documents referred to in Section 2(e), that has not been disclosed in writing to the

            Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

      (j) ABSENCE OF LITIGATION. Except as disclosed in the SEC Documents referred to in Section 2(e), which the Buyer has reviewed and, except as set forth in SCHEDULE 3(j), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business or financial condition of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

      (k) ABSENCE OF EVENTS OF DEFAULT. The Company is not in default in any material respect under its Certificate of Incorporation, Bylaws or any indenture, mortgage, note or other agreement, which would have a material adverse effect on the Company's financial condition or results of operations.

      (l) ISSUANCE OF THE DEBENTURES AND THE WARRANTS. The Company will have (and will, at all times while the Debentures and the Warrants are outstanding, maintain) an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the holders of such Debentures and Warrants, to enable it to perform its conversion, exercise and other obligations under this Agreement, the Debentures and the Warrants. Such number of reserved and available shares of Common Stock shall not be less than the sum of 200% of the number of shares of Common Stock which would be issuable upon: (i) conversion in full of the Debentures assuming such conversion occurred on the Original Issue Date of the Debentures remain outstanding for three years and all interest is paid in shares of Common Stock and (ii) exercise in full of the Warrants (collectively, the "INITIAL MINIMUM"). All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Debentures and the Warrants. The shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants are collectively referred to herein as the "UNDERLYING SHARES." The Debentures, the Warrants and the Underlying Shares are collectively referred to herein as, the "SECURITIES." When issued in accordance with the Debentures and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "LIENS").

      (m) LISTING AND MAINTENANCE REQUIREMENTS. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from the Nasdaq

            Smallcap Market or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

      (n) REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as set forth in Schedule 3(n), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.

      (o) SOLVENCY. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and project capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

      (p) APPLICATION OF TAKEOVER PROTECTIONS. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company's issuance of the Securities and the Buyers' ownership of the Securities.

      (m) CERTAIN FEES. Other than fees payable to May Davis Group, Inc. and Hornblower & Weeks, Inc. by the Company, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Buyers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Buyers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

4.    CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

      (a) TRANSFER RESTRICTIONS. Each Buyer acknowledges that (1) the Debentures and the Warrants have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule; and (3) neither the Company nor any other person is under any obligation to register the resale of the Debentures, the Warrants and the Securities under the 1933 Act.

      (b) RESTRICTIVE LEGEND. Each Buyer acknowledges and agrees that the Debentures, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective registration statement ("Registration Statement"), the Shares issued to the Holder upon conversion of the Debentures shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Debentures and such Shares):

            THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

            Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of the Debentures and exercise of the Warrants or other issuances of Underlying Shares as contemplated hereby, by the Debentures or the Warrants occurs at any time while an Underlying Shares Registration Statement is effective under the 1933 Act or the holder of any such security is relying on Rule 144(k) promulgated under the 1933 Act ("RULE 144(K)") in connection with the resale of such Underlying Shares or in the event there is not an effective Underlying Shares Registration Statement at such time and Rule 144(k) is not then available if, in the opinion of counsel to the Company, such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the day that the Underlying Shares Registration Statement is declared effective by the Commission (the "EFFECTIVE DATE"). The Company agrees that in the event any Underlying Shares are issued with a legend in accordance with this Section 4(b), it will, within three
            (3) Trading Days after request therefor by a Purchaser, provide such Purchaser with a certificate or certificates representing such Underlying Shares, free from such legend at such time as such legend would not have been required under this Section 4(b) had such issuance occurred on the date of such request. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

      (c) FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Debentures to the Buyers under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to each Buyer upon request.

      (d) REPORTING STATUS. So long as the Buyers beneficially own any of the Debentures, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

      (e) AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyers pursuant to the terms and conditions of the Debentures.

      (f)   INCREASE IN AUTHORIZED SHARES.   If on any date the Company would
            be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from issuing (a)
            200% of the number of Underlying Shares as would then be issuable upon a conversion in full of the Debentures and (b) the number of Underlying Shares issuable upon exercise in full of the Warrants (the "CURRENT REQUIRED MINIMUM"), in either case, due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's certificate or articles of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Buyers in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its issuance, conversion exercise and reservation of shares obligations as set forth in this Agreement, the Debentures and the Warrants (the sum of (x) the number of shares of Common Stock then outstanding plus all shares of Common Stock issuable upon exercise of all outstanding options, warrants and convertible instruments, and (y) the Current Required Minimum, shall be a reasonable number). In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the earlier to occur of the sixtieth (60th) day after delivery of the proxy materials relating to such meeting and the ninetieth (90th) day after request by a holder of Securities to issue the number of Underlying Shares in accordance with the terms hereof) and (c) within five (5) Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's certificate or articles of incorporation to evidence such increase.

      (g) NON-PUBLIC INFORMATION. The Company shall in no event disclose non-public information to the Buyers, advisors to or representatives of the Buyer unless prior to disclosure of such information the Company marks such information as "Non-Public Information - Confidential," and then only in accordance with Regulation FD promulgated under the Exchange Act, provides the Buyers, such advisors and representatives with a reasonable opportunity to accept or refuse to accept such non-public information for review.

      (h)   LIMITATION ON REGISTRATIONS.

      (1) Except for (x) Registrable Securities (as defined in the Registration Rights Agreement), (y) securities of the Company permitted pursuant to Section 4(i) to be registered in the Registration Statement, and (z) Common Stock permitted to be issued pursuant to Section 4(h)(4), the Company may not until the 90th day after the Effective Date file a registration statement to register any of its securities other than a registration on Form S-4 or Form S-8, each as promulgated under the 1933 Act. The restriction shall terminate at such time as the Registrable

            Securities cease to be Registrable Securities under the terms of the Registration Rights Agreement.

      (2) The restrictive period set forth in Section 4(h)(1) shall be extended for the number of Trading Days during such period (A) in which trading in the Common Stock is suspended by any securities exchange or market or quotation system on which the Common Stock is then listed, or (B) that the Registration Statement is not effective following the Effective Date, or (C) that the prospectus included in the Registration Statement may not be used by the holders thereof for the resale of Registrable Securities following the Effective Date.

      (i) NO PIGGYBACK ON REGISTRATIONS. Except as and to the extent specified in SCHEDULE 4(i) hereto and except as otherwise will be disclosed prior to the initial filing, in writing, to the Buyers, PROVIDED, that all such security holders included prior to the initial filing shall (as a condition to such inclusion) be subject to an enforceable lock-up agreement, under which such security holders shall not sell or otherwise dispose of any of their securities requested to be so registered prior to 120th following the Effective Date, neither the Company nor any of its security holders (other than the Buyers in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

      (j) PIGGY-BACK REGISTRATIONS. If at any time after the earlier to occur of the Effective Date and the Required Effective Date (as defined in the Registration Rights Agreement) there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Buyer written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall request in writing the inclusion in such registration statement all or any portion of their Registrable Securities, then the Company shall include in such registration statement such Registrable Securities such holder requested to be registered therein.

6. EXECUTION. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

7. GOVERNING LAW; MISCELLANEOUS. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its' reasonable attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) three business days after deposit in the United States Postal Service by regular or certified mail, or (iii) one business day mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.


      COMPANY:             STRATUS SERVICES GROUP, INC.
                           500 Craig Road, Suite 201
                           Manalapan, New Jersey  07726
                           Facsimile number: (732) 294-1133
                           Attention:  Joseph J. Raymond, President


      With a copy to:      GIORDANO, HALLERAN & CIESLA, P.C.

                           125 Half Mile Road, P.O. Box 190
                           Middletown, New Jersey  07748
                           Facsimile number: (732) 224-6599
                           Attention:  Philip D. Forlenza, Esq.


      BUYER: At the address set forth on the signature page of this Agreement.

9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Company's representations and warranties shall survive the execution and delivery hereof of this Agreement and the delivery of the Debentures and conversions and the Purchase Price, and shall inure to the benefit of their respective successors and assigns.

10. FEES AND EXPENSES. At the Closing, the Company shall reimburse the Buyers for their legal fees and expenses incurred in connection with the preparation and negotiation of this Agreement by paying to Robinson Silverman $15,000 for the preparation and negotiation of this Agreement. The amount contemplated by the immediately preceding sentence shall be retained by the Buyers and shall not be delivered to the Company at the Closing. Other than the amount contemplated herein, and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities

9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the Company and the Buyers as of the date first above written.

                              STRATUS SERVICES GROUP, INC.

                              By:
                                  -----------------------------------------
                                  Joseph J. Raymond, Chairman & CEO

                                                                       EXHIBIT A

                              BUYER SIGNATURE PAGE

This Signature Page constitutes (i) a signature page to, and part of, that certain Securities Purchase Agreement, dated and effective as of December 1, 2000 (the "Securities Purchase Agreement"), by and among Stratus Services Group, Inc. and the purchasers who are or become party thereto by executing a signature page substantially in the form of Exhibit A thereto and prior to the Closing
(ii) the agreement of the undersigned to become a party to, and be bound by the terms and provisions of, the Securities Purchase Agreement.

BUYER:                           Name:
                                      ---------------------------------------
                                              (Please Print)

                                 By:
                                     ----------------------------------------
                                              (Sign above)

                                 Name:
                                       --------------------------------------
                                              (For Buyers that are entities)

                                 Title:

                                              (For Buyers that are entities)

                                 Principal Amount of Debentures:  $

                                 Address:



                                 Facsimile:

                                 Telephone:

The Buyer has represented Stratus Services Group, Inc. that it is an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933 (the "Act"). Please indicate by checking the applicable box(es) set forth below, the basis by which Buyer has concluded that Buyer is an accredited investor.

Buyer is:

      |_| A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

      |_| a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of

            $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

      |_|   a director or executive officer of Stratus Services Group, Inc.;

      |_| a bank as defined in section 3(a)(2) of the Act or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act; a broker or dealer registered pursuant to section 15 of the Exchange Act; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(45) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, for the benefit of its employees, that has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 whose investment decisions are made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

      |_| a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

      |_| an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

      |_| a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

      |_| an entity in which all of the equity owners are accredited investors.